UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

PROTO SCRIPT PHARMACEUTICAL CORP.
(Exact name of registrant as specified in charter)

Nevada	333-175146	99-0363803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9830 6th Street, Suite 103 Rancho Cucamonga, California	91730
(Address of principal executive offices)	(Zip Code)

(855) 476-7679

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Company's Certifying Accountant.

(a)	On October 25, 2017, Proto Script Pharmaceutical Corp. (the “Company”) dismissed KLJ & Associates, LLP (“KLJ”) as the Company’s principal accountant. The Company’s Board of Directors approved the dismissal of KLJ on the same date. None of the reports of KLJ, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2016, filed with the Commission on September 20, 2017 and amended on October 19, 2017, contained a going concern qualification in the Company's audited financial statements.

There were no disagreements between the Company and KLJ, for the two most recent fiscal years and any subsequent interim period through October 25, 2017 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KLJ, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)	On October 25, 2017, the Company’s Board of Directors approved the engagement of Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as its principal accountant to audit the Company’s financial statements as successor to KLJ. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Sadler Gibb regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Sadler Gibb provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Sadler Gibb on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from KLJ dated October 27, 2017 regarding change in certifying accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO SCRIPT PHARMACEUTICAL CORP.

Date: October 27, 2017	By:	/s/ Michelle Rico
Michelle Rico, President

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